Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

RigNet, Inc. 2010 Omnibus Incentive Plan

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made by and between RigNet, Inc. a Delaware corporation (the “Company”), and ###PARTICIPANT_NAME### (the “Participant”) effective as of ###GRANT_DATE### (the “Grant Date”), pursuant to the RigNet, Inc. 2010 Omnibus Incentive Plan (the “Plan”), a copy of which previously has been made available to the Participant and the terms and provisions of which are incorporated by reference herein. For purposes of this Agreement, “Employer” means the Company or Affiliate of the Company that employs the Participant on the applicable date.

WHEREAS, the Company desires to grant to the Participant the Restricted Stock Units (“RSUs) covering shares of the Company’s common stock, $0.001 par value per share, specified herein, subject to the terms and conditions of this Agreement (the “Award”); and

WHEREAS, the Participant desires to have the opportunity to hold the RSUs subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

a.

“Forfeiture Restrictions” shall mean the prohibitions and restrictions set forth herein with respect to the sale or other disposition of the RSUs issued to the Participant hereunder and the obligation to forfeit and surrender such RSUs to the Company.

b.	“Period of Restriction” shall mean the period during which RSUs are subject to Forfeiture Restrictions.

c.	“RSUs” shall mean the restricted stock units represented under this Agreement.

d.

“Cause” is defined as any of the following: (i) the Participant’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by the Participant of fraud or dishonesty with respect to any aspect of Company’s business including, but not limited to, falsification of Company records; (iii) Participant’s failure to perform his duties (other than by reason of an illness or a disability); (iv) Participant’s engagement in misconduct that is materially injurious to the

Company (monetarily or otherwise); (v) Participant’s breach any confidentiality, noncompetition or non-solicitation obligations to the Company; Participant’s commencement of employment with an unrelated employer; (vii) material violation by Participant of any of the Company’s written policies, including but not limited to any harassment and/or non-discrimination policies; (viii) Participant’s gross negligence in the performance of his or her duties.

e.

“Good Reason” means (i) a material adverse change in Participant’s position, authority, duties or responsibilities, (ii) a reduction in the Participant’s base salary or the taking of any action by the Company that would materially reduce the Participant’s target bonus opportunities, (iii) a diminution of the Participant’s employee benefits (including but not limited to medical, dental, life insurance and long-term disability plans) or (iv) the relocation of the principal executive offices by more than 50 miles from where such offices are located. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.	Grant of RSUs. Effective as of the Grant Date, the Company shall cause to be issued in the Participant’s name ###TOTAL_AWARDS### RSUs.

3.

Transfer Restrictions. The RSUs granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, any shares of the Stock granted hereby upon vesting of the RSUs (the “Shares”) may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws. The Participant also agrees that the Company may (a) refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (b) give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares. The Shares are registered with the Securities and Exchange Commission under a Registration Statement on Form S-8. A Prospectus describing the Plan and the Shares is available from the Company.

4.	Vesting.

a.

The RSUs that are granted hereby shall be subject to the Forfeiture Restrictions during the Period of Restriction. The Forfeiture Restrictions shall lapse as to the RSUs that are awarded hereby in accordance with the following schedule, provided that the Participant’s employment with the Company and its subsidiaries has not terminated prior to the applicable lapse date:

###VEST_SCHEDULE_TABLE###

b.

Upon the lapse of the Forfeiture Restrictions with respect to the RSUs granted hereby the Company shall cause to be delivered to the Participant a stock certificate representing the Shares, and such Shares shall be transferable by the Participant (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

c.

If the Participant ceases to be employed by the Company or an Affiliate for any reason before the applicable lapse date including due to the death or Disability of the Participant, the Forfeiture Restrictions then applicable to the RSUs shall not lapse and all the RSUs then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date the Participant ceases to be employed by the Company or an Affiliate. If the Participant breaches, before the applicable lapse date, any non-competition, confidentiality, restrictive covenant or other similar agreement with the Company to which the Participant is subject, the Forfeiture Restrictions then applicable to the RSUs shall not lapse and all the RSUs then subject to the Forfeiture Restrictions shall be forfeited to the Company on the date the Participant breaches such agreement or covenant.

d.

Notwithstanding the foregoing provisions of this Section 4, if a Corporate Change (as defined by the Plan) occurs and the Participant’s employment is terminated by the Company or an Affiliate without Cause or by the Participant for Good Reason, and the Participant’s date of termination occurs (or in the case of the Participant’s termination of employment for Good Reason, the event giving rise to Good Reason occurs) within twelve (12) months following the Corporate Change, all unvested RSUs shall automatically become 100% vested on the Participant’s ‘s date of termination.

5.

Capital Adjustments and Reorganizations. The existence of the RSUs shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	Covenant Not To Compete; Solicit or Disclose Confidential Information.

a.

Participant acknowledges that he or she is in possession of and has access to confidential information, including material relating to the business, products and/or services of the Company and that he or she will continue to have such possession and access during employment by the Company. The Participant also acknowledges that the Company’s business, products and services are highly specialized and that it is essential that they be protected, and, accordingly, the Participant agrees that as partial consideration for the RSUs granted herein that should the Participant engage in any “Detrimental Activity,” as defined below, at any time during his or her employment or during a period of one year following his or her termination, the Company shall be entitled to: (i) recover from the Participant the value of any portion of the RSUs that has been paid; (ii) seek injunctive relief against Participant pursuant to the provisions of subsection (c) below; (iii) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Agreement, and (iv) set-off any such sums to which the Company is entitled hereunder against any such sum which may be owed to the Participant by the Company.

b.

“Detrimental Activity” for the purposes hereof, other than with respect to involuntary termination without Cause, termination in connection with or as a result of a Corporate Change (as defined by the Plan), or termination for Good Reason, shall include: (i) rendering services for any person or organization, or engaging directly or indirectly in any business, which is or becomes competitive with the Company or any Affiliate; (ii) disclosing to anyone outside the Company or any subsidiary, or using in, other than the Company’s or any Affiliate’s business, without prior written authorization from the Company or any Affiliate, any confidential information including material relating to the business, products, or services of the Company or any Affiliate, acquired by the Participant during employment with the Company or any Affiliate; (iii) soliciting, interfering, inducing, or attempting to cause any employee of the Company or any Affiliate to leave his or her employment, whether done on Participant’s own account or on account of any person, organization, or business which is or becomes competitive with the Company or any Affiliate, or (iv) directly or indirectly soliciting the trade or business of any customer of the Company or any Affiliate. “Detrimental Activity” for the purposes hereof with respect to involuntary termination without Cause, termination in connection with or as a result of a Corporate Change, or termination for Good Reason, shall include only part (ii) of the preceding sentence.

c.

Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Participant agrees that the foregoing covenants may be enforced by the Company in the event of breach by him/her by injunction relief and restraining order, without the necessity of posting a bond, and that such enforcement shall not be the Company’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company.

d.

The covenants and provisions of this Section 6 are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or time set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the panel or court deems reasonable, and this Agreement shall thereby be reformed.

e.

Each of the covenants in this Section 6 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants or provisions.

7.

Tax Withholding. To the extent that the receipt of the RSUs or the lapse of any Forfeiture Restrictions results in income to the Participant for federal, state or local income, employment or other tax purposes with respect to which the Company or any Affiliate has a withholding obligation, the Participant shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company or any Affiliate may require to meet its obligation under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Participant in any capacity any tax required to be withheld by reason of such resulting income.

8.

No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.

Employment Relationship. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company and its Affiliates as long as the Participant has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.

10.

Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Participant and the Company or any Affiliate, to guarantee the right to remain employed by the Company or any Affiliate for any specified term or require the Company or any Affiliate to employ the Participant for any period of time.

11.

Legend. The Participant consents to the placing on the certificate for the Shares an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

12.

Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Participant at the Participant’s residential address indicated in the Company’s records, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

13.

Amendment and Waiver. Except as otherwise provided herein or in the Plan or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Participant. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Participant. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

14.

Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

15.

Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the RSUs granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Participant, the Participant’s permitted assigns, executors, administrators, agents, legal and personal representatives.

16.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes but all of which taken together shall constitute one and the same instrument.

17.

Recoupment. If the Participant is subject to the Company’s clawback policy (the “Policy”), the Participant agrees that the Award is subject to the terms of such clawback policy, as may be amended from time to time.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has accepted this Agreement, all effective as of the date first above written.

RIGNET, INC.

###PICKETT###

Steven E. Pickett

CEO & President